International Barrier Technology Inc.

News Release

For Immediate Release:

August 10, 2006

International Barrier Technology Inc. Announces Appointment to the Board of Directors

Vancouver, BC August 10, 2006 - International Barrier Technology Inc. (the “Company”) (IBTGF: OTCBB; IBH: TSXV) is pleased to announce the appointment of Craig Roberts as Director.

Mr. Roberts is an industry ‘insider’ with extensive experience working with dozens of commercial construction suppliers, including many Fortune 100 firms.  He has an in-depth understanding of how construction data and technology can leverage the sales and marketing processes of construction suppliers.  Currently, Mr. Roberts is the Director, Professional Services of Reed Construction Data based in Norcross, GA.  Reed Construction Data is a division of Reed Business Information, a leading provider of critical information and marketing solutions to business professionals and a member of the Reed Elsevier Group plc (NYSE:RUK and ENL).

Mr. Roberts holds a Bachelor of Science (Honors) from Queen’s University at Kingston and is completing an International Executive M.B.A. jointly through the Johnson School of Business at Cornell University in Ithaca, New York and the Queen’s School of Business at Queen’s University.

The Company has granted Mr. Roberts incentive stock options in the amount of 250,000 common shares exercisable at a price of US$0.55 per share up to and including August 9, 2010.  The grant is in accordance with the Company’s 2005 stock option plan.

INTERNATIONAL BARRIER TECHNOLOGY INC.

Per:

“David J. Corcoran”

David J. Corcoran

Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Melissa McElwee, Investor Relations Manager

International Barrier Technology

(866) 735-3519

mmcelwee@intlbarrier.com

Form more information please visit:

www.intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

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